Exhibit 10.24
EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT (this “Agreement”), dated August 1, 2005, is entered into by and between BCI Communications, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 20 Bushes Lane, Elmwood Park, New Jersey 07407, and Michael Guerriero (the “Employee”), an individual residing at 36 Mesa Place, Nanuet, NY 10954.
W I T N E S S E T H:
WHEREAS, Richard Berliner, the Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (the “Board”) of the Company, has approved and authorized the entry into this Agreement with Employee, and Employee desires to be employed by the Company, on the terms and conditions hereinafter set forth.
WHEREAS, Employee is willing to serve as “Executive Vice President” of the Company, and the Company desires to retain Employee in that capacity on the terms and conditions herein set forth.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
Section 1. Term of Employment. The Employee’s employment under this Agreement shall commence on the date of hereof (the “Commencement Date”) and, subject to earlier termination pursuant to Section 5 hereof, shall continue until the second anniversary of the Commencement Date (the “Term”).
Section 2. Position and Duties. During the Term, the Employee shall serve as Executive Vice President and shall have such powers and duties as are commensurate with such position and as may be conferred upon him from time to time by Chief Executive Officer or Board of Directors of the Company (the “Board”). If, during the Term, the Company desires to fill the position of Chief Operating Officer (“COO”), Employee will be given the first right of refusal to said position without consideration to an adjustment in Base Salary. During the Term, and except for illness or incapacity and reasonable vacation periods, the Employee shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates and shall abide by all applicable policies of the Company.
Section 3. Compensation.
(a) For the performance of Employee’s duties hereunder during the Term, , the Employee shall receive a base salary at an annualized rate of $175,000.00 (the “Base Salary”), less normal deductions, earned and payable pursuant to the Company’s standard payroll practices as in effect from time to time.
(b) The Employee shall be entitled to participate in all compensation and employee benefit plans or programs, and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any plan or program now or hereafter established and maintained by the Company, to the fullest extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof, including, without limitation, incentive compensation, bonus, group hospitalization, health, dental care, or other insurance, stock purchase, restricted stock and stock option plans. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program. The Company will use its best efforts to define an individual stock option and bonus plan by November 1, 2005. This plan must be defined and agreed to by both the Board and the Employee by December 31, 2005, otherwise this Agreement will be terminated.

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Section 4. Business Expenses. The Company shall pay or reimburse the Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties and obligations under this Agreement, subject to the Employee’s presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for employees and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.
Section 5. Effect of Termination of Employment. (a) In the event the Employee’s employment terminates, during the Term, due to a Without Cause Termination (as hereinafter defined), as liquidated damages or severance pay, or both, the Company shall pay the unpaid Base Salary through the end of the Term, but not less than the equivalent of five (5) months of the annual base salary at the time of termination. The Employee shall be entitled to continued group hospitalization, health and dental care insurance for the periods specified in the Comprehensive Omnibus Budget Reconciliation Act (“COBRA”) upon payment by the Employee of the amounts specified under COBRA.
(b) In the event that the Employee’s employment hereunder terminates due to a Termination for Cause (as hereinafter defined) or death of the Employee, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. However, no other payments shall be made, or benefits provided, by the Company under this Agreement except for benefits that have already become vested under the terms of such employee benefit programs as may be maintained by the Company or its affiliates for its employees and except as otherwise required by law.
(c) For purposes of this Agreement, the following terms have the following meanings:
(i) The term “Termination for Cause” means, to the maximum extent permitted by applicable law, a termination of the Employee’s employment by the Company because the Employee has (a) materially breached or materially failed to perform his duties under applicable law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) committed an act of dishonesty in the performance of his duties hereunder or engaged in conduct detrimental to the business of the Company, (c) been convicted of a felony or any crime involving moral turpitude, (d) materially breached or materially failed to perform his obligations and duties hereunder, which breach or failure the Employee shall fail to remedy within 30 days after written demand from the Company, or (e) violated in any material respect the representations made in Section 1 above or the provisions of Section 6 below.
(ii) The term “Without Cause Termination” means a termination of the Employee’s employment by the Company other than due to expiration of the Term and other than a Termination for Cause.
Section 6. Other Duties of Employee During and After Term. (a) The Employee recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates (any or all of such entities being hereinafter referred to as the “Business”), as such information may exist from time to time, other than information that the Company has previously made publicly available, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Employee’s duties under this Agreement. In consideration of the payments made to him hereunder, the Employee shall not at any time, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Employee or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Employee agrees, on termination of his employment or on demand of the Company, to deliver the same to the Company.

(b) In consideration of the payments made to the Employee hereunder, during the six month period commencing on the effective date of the Termination For Cause of his employment (the “Restricted Period”), the Employee shall not, without express prior written approval of the Board, directly or indirectly, own or hold any Proprietary Interest (as hereinafter defined) in, or be employed by or receive remuneration from, any United States corporation, partnership, sole proprietorship or other entity engaged in the business of developing, producing, marketing or selling products or services, in the geographic areas in which the Company and any of its affiliates operate, of the kind or type developed or being developed, produced, marketed or sold by the Company or any of its affiliates while the Employee was employed by the Company (a “Competitor”), other than severance-type or retirement-type benefits from entities constituting prior employers of the Employee. During the Restricted Period, the Employee also shall not, without the express prior written consent of the Company, directly or indirectly, (i) solicit, induce or assist any third party in soliciting or inducing any person that is (or was at any time within the last twelve months prior to the solicitation or inducement) an employee, consultant, independent contractor or agent of the Company or any of its affiliates to leave the employment of the Company or any of its affiliates or cease performing services as an independent contractor, consultant or agent of the Company or any of its affiliates; (ii) hire, or assist any third party in hiring, any person that is or was (at any time within the twelve months prior to the attempted hiring) an employee, consultant, independent contractor or agent of the Company or any of its affiliates; or (iii) contact, communicate, solicit or transact any business with or assist any third party in contacting, communicating, soliciting or transacting any business with any person that is or was (at any time within the twelve months prior to the contact, communication, solicitation or transaction) a customer of the Company or its affiliates (or person who, at any time during the twelve months prior to the contact, communication, solicitation or transaction, the Company or its affiliates contacted, communicated with or solicited for the purposes of becoming a customer of the Company or any of its affiliates) for the purposes of inducing such customer or potential customer to be connected to or benefit from any business competitive with that of the Company or any of its affiliates.
For purposes of the preceding paragraph, the term “Proprietary Interest” means legal, beneficial or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than five percent (5%) of any class of equity interest in a publicly held business, firm or entity.
(c) The Company’s obligation to make payments, or provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation of the preceding provisions of this section. The provisions of this Section 6 shall survive the Employee’s termination of his employment with the Company.
(d) The Employee acknowledges that he has carefully read and considered all of the restraints imposed pursuant to this Section 6 and that each and every one of said restraints is reasonable in respect to subject matter, length of time and area. The Employee further acknowledges that damages at law would not be a measurable or adequate remedy for a breach of the restrictive covenant contained in Section 6(b) hereof, and accordingly consents to the entry by any court of competent jurisdiction of order enjoining him from violating any of such covenants. If any of the covenants contained in this Section 6 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.
Section 7. Withholdings. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by or on behalf of the Company.
Section 8. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, or engaging in any other business combination with, any other person or entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or other business combination and assumption, the term “Company” used herein shall mean such other person or entity and this Agreement shall continue in full force and effect.

Section 9. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail (i) if to the Employee, at the address set forth above, or (ii) if to the Company, as follows:
BCI Communications, Inc.
20 Bushes Lane
Elmwood Park, New Jersey 07407
or to such other address as either party shall have previously specified in writing to the other.
Section 10. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns (if any) and legal representatives and is not intended, nor shall be construed, to give any person, other than the parties hereto and their respective heirs, successors, permitted assignees (if any) and legal representatives, any legal or equitable right, remedy or claim hereunder. This Agreement is personal to the Employee and may not be assigned by him without the prior written consent of the Company. Any attempted assignment in violation of this Section 12 shall be null and void.
Section 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.
Section 12. Dispute Resolution.
(a) Any dispute or controversy between the Company and the Employee relating to this Agreement shall be settled by litigation between the parties. Said litigation to be venued in the Supreme Court of the State of New Jersey, law division, Bergen County vicinage.
(b) Notwithstanding anything herein to the contrary, the Company shall not be required to arbitrate any dispute arising between it and the Employee relating to the foregoing Section 6 of this Agreement, but shall have the right to institute judicial proceedings in the court set forth in Section 12(a). The Employee hereby consents to, and waives any objection to, the personal jurisdiction and venue of the aforesaid courts, and waives any claim that aforesaid courts constitute on inconvenient forum.
Section 13. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede any and all previous written, oral or implied understandings among them with respect to such matters.
Section 14. Amendments. This Agreement may only be amended or otherwise modified, and compliance with any provision hereof may only be waived, by a writing executed by all of the parties hereto. The provisions of this Section 16 may only be amended or otherwise modified by such a writing.
Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together be deemed to constitute one and the same instrument.
Section 16. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions. No waiver of any provisions of this Agreement or of any rights or benefits arising hereunder shall be deemed to or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

Section 17. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the undersigned, thereunto duly authorized, and the Employee has signed this Agreement, all as of the date first above written.

BCI COMMUNICATIONS, INC.
By:	/s/ Richard Berliner
Richard Berliner CEO

By:	/s/ Michael Gueriero
Micheal Guerriero